Exhibit 21.1

Corporate Subsidiaries of Open Text Corporation as at June 30, 2003

Corporation Name	Jurisdiction
Open Text Pty Ltd.	Australia
iNVOLV International Corporaiton	Barbados
Lava Systems (Barbados) Inc.	Barbados
Molton Systems SRL	Barbados
2015603 Ontario Ltd	Canada
b2bScene Inc.	Canada
Brokercom Inc.	Canada
Centrinity Inc.	Canada
Corechange Canada Inc.	Canada
iNVOLV Corporation	Canada
Open Text Acquisition Corp.	Canada
Open Text Corporation	Canada
Open Text EDC Solutions Inc.	Canada
SoftArc Inc.	Canada
Open Text Corporation SARL	France
Corechange GmbH	Germany
Open Text GmbH	Germany
Centrinity Ltd.	Ireland
Corechange Korea	Korea
Open Text Mexico S.de RL de CV	Mexico
Corechange BV	Netherlands
Open Text International BV	Netherlands
Corechange Svenska AB	Sweden
Mediaflow AB	Sweden
Open Text AB	Sweden
Open Text AG	Switzerland
Centrinity UK Ltd.	UK
Corechange Ltd.	UK
Open Text UK Ltd.	UK
Base4 Corp	USA
Bluebird Systems Inc.	USA
Corechange Inc.	USA
Information Dimensions International Corp	USA
iNVOLV Inc.	USA
MC2 Learning Systems (USA) Inc.	USA
Open Text Inc.	USA
Open Text Eloquent Inc.	USA